Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-206521) of our report dated April 6, 2017, with respect to the consolidated financial statements of Payment Data Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2016.

We further consent to our designation as an expert in accounting and auditing.

/s/ Akin, Doherty, Klein & Feuge, P.C.

AKIN, DOHERTY, KLEIN & FEUGE, P.C.

San Antonio, Texas

April 6, 2017